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                                 CODE OF CONDUCT
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         Citigroup Alternative Investments LLC (the "Adviser" or "CAI") and
Citigroup Alternative Investments Trust (the "Trust") are each committed to the highest standards of professional excellence and ethics. The interests of the Trust's shareholders and other advisory clients of CAI are paramount and must be placed at all times ahead of the personal interests of Trust/CAI personnel. It is critical that there be no actual or potential conflict of interest or the appearance of such a conflict. In addition, Trust/CAI personnel should not take advantage of their position in the firm to obtain a benefit that would not be generally available. The actual or apparent conflict of interest from such actions would be extremely harmful to the reputation of the Trust and of CAI and to investor relationships.

         This Code of Conduct (the "Trust Code") is intended to be a general guideline and cannot address every specific situation which may arise. Specific situations should be discussed with the Compliance Officer. In addition to the Trust Code, Trust/CAI personnel should familiarize themselves with the Citigroup Global Investments Personal Securities Trading Policy (the "CGI Policy") attached hereto as Appendix A, which is applicable to all Trust employees.

I.    DEFINITIONS

      A.  "Adviser" means Citigroup Alternative Investments LLC

      B.  The "Act" means the Investment Company Act of 1940.

      C. "Account" means any of the Trust's accounts or any other investment account for which CAI develops investment strategy or makes recommendations with respect to the purchase and sale of Securities.

      D. "Access Person" means any director, trustee, officer or Advisory Person of the Trust, the Adviser or the principal underwriter to the Trust; provided, however, that the Chief Compliance Officer may determine categories of persons who will not be considered Access Persons based upon the limited connection to the Trust of persons in such categories.

      E. "Advisory Person" means (i) any officer or employee of the Trust or the Adviser, or any other person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by or on behalf of the Trust or any Account or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by or on behalf of the Trust.

      F. "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

      G. A security generally is "being considered for purchase or sale" when, within the most recent seven (7) days, a recommendation to purchase or sell a security has been made and communicated, either orally or in writing, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      H. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which the access person has or acquires.

      I. "Chief Compliance Officer" means the Chief Compliance Officer of the Trust.

      J. For purposes of the limits on Personal Trading, "Control", with respect to an account, means that a person makes or directs trades or makes decisions on trading which are communicated to a person who executes the trade. For all other purposes, "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

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      K.  "Independent Trustee" of the Trust means a trustee thereof who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

      L. "Investment Person" means (i) any "Portfolio Manager" and (ii) any analyst or trader who provides information and advice to a "Portfolio Manager" or helps to execute decisions made by a "Portfolio Manager."

      M. "Purchase of Sale of a Security", includes, inter alia, the writing of an option to purchase or sell a Security.

      N. "Security" includes public and privately traded stocks, bonds, debentures, options, warrants and other derivative securities. It excludes U.S. government and agency obligations, short-term money market instruments, certificates of deposit, mutual funds, futures or options on futures (except with respect to single-security or narrow-based index futures) and options on broad-based indices.

      O. "Portfolio Manager" means a person who, with respect to the Trust, develops investment strategy or makes recommendations with respect to the purchase and sale of Securities.

II.   PERSONAL TRADING

      A.  Pre-clearance

          1. No Access Person shall purchase or sell a Security for a personal account without obtaining approval in advance. Such approval shall be obtained in advance in the manner set forth in the CGI Policy. Approval for the purchase or sale of a Security is only valid for the day on which it is given. Notwithstanding this general pre-clearance requirement, Access Persons are not required to obtain pre-clearance for transactions in an Automatic Investment Plan, company sponsored stock purchase programs, rights offerings, and involuntary situations (such as mergers).

          2. An Independent Trustee will not be subject to the pre-clearance provisions of this Code unless the Independent Trustee knows, or in the course of fulfilling his or her official duties as an Independent Trustee should know, that, within the most recent fifteen (15) days, the Trust has purchased or sold, or

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

considered for purchase or sale, the Security under consideration for purchase or sale, directly or indirectly, by the Independent Trustee.

      B.  Private Placements

      No Investment Person (or other natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Security by or on behalf of the Trust) shall acquire Securities in a private placement transaction unless prior approval is obtained in the manner set forth in the CGI Policy (the individual's business head should also be consulted as part of the prior approval process). If a Security is acquired in a private placement transaction, the Investment Person (or other such control person, if applicable) must disclose such ownership in any future discussions or decision making process concerning the issuer of such Security and any subsequent decision to acquire a Security issued by such issuer can only be made with the concurrence of a Trust Portfolio Manager other than such Investment Person (or such other control person, if applicable).

      C.  Initial Public Offerings

      The acquisition of Securities in an initial public offering by any person subject to this Code is discouraged, but may be made if prior approval is obtained in the manner set forth in the CGI Policy. In addition, the acquisition of equity Securities in an initial public offering is prohibited under the CGI Policy. Independent Trustees are not subject to these pre-clearance provisions with respect to their investments in Securities in an initial public offering unless the Independent Trustee knows, or in the course of fulfilling his or her official duties as an Independent Trustee should know, that, within the most recent fifteen (15) days, the Trust has purchased or sold, or considered for purchase or sale, the Security under consideration for purchase or sale, directly or indirectly, by the Independent Trustee.

      D.  Blackout Periods

          1. No Access Person may buy or sell a Security if the Adviser is buying or selling such Security (or a related Security) for or on behalf of an Account for one business day before or after the Account's transactions are executed or withdrawn. No Portfolio Manager may purchase or sell a security

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within seven (7) calendar days before or after a day on which an Account which he or she manages has traded in such Security (or a related Security). Any profits realized on such a trade must be disgorged. Notwithstanding this general blackout requirement, transactions exempt from pre-clearance under item II.A.(2) also are exempt from this blackout requirement.

          2. An Independent Trustee will not be subject to the blackout period provisions of this Code unless the Independent Trustee knows, or in the course of fulfilling his or her official duties as an Independent Trustee should know, that, within the most recent fifteen (15) days, the Trust has purchased or sold, or considered for purchase or sale, the Security under consideration for purchase or sale, directly or indirectly, by the Independent Trustee.

      E.  Ban on Certain Trading

          1. No Access Person shall purchase or sell, directly or indirectly, any Security which he or she knows, or should have known, at the time of such purchase or sale is being considered for purchase or sale by an Account or is being purchased or sold by an Account.

          2. No Access Person shall cause an Account to take action, or to fail to take action, for the purpose of achieving a personal benefit. Examples of this conduct include causing an Account to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing an Account to refrain from selling a Security in an attempt to protect the value of the Access Person's investment.

          3. No Access Person shall use knowledge of a transaction for an Account to profit by the market effect of such transaction.

          4. Investment Persons shall not engage in the trading of Securities on a short-term basis. No Investment Person shall be allowed to profit from the purchase and sale or the sale and purchase of the same or equivalent Securities within a sixty

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(60) calendar day period. Any profit realized on such a short-term trade must be disgorged. If unforeseen circumstances require the sale of a Security within such sixty (60) calendar day period, exceptions to the prohibition on sale may be requested from the Trust's Chief Compliance Officer or his or her designate.

          5. The sale of a call on an individual stock that you do not own (i.e., a short call) is prohibited, as is the sale of a narrow-based stock index option. Subject to the sixty (60) day holding period, the purchase of such a put or call option (i.e., a long put or call) is permitted, as is the sale of a call or the purchase of a put on an individual stock to hedge a long stock position (i.e., a covered call or put). Special rules under the CGI Policy apply to options on the stock of Citigroup and its affiliates. This restriction does not apply to an Independent Trustee.

          6. No Access Person may purchase or sell a Security if the Access Person has any material nonpublic information regarding the issuer or an affiliated issuer.

      F.  Location of Trading Accounts (and Transaction Reporting)

          1. Access Persons (other than Independent Trustees) generally are encouraged to maintain their Securities trading accounts at subsidiaries of Citigroup. However, an Access Person may maintain a trading account elsewhere if the Access Person gives prior written notice to the Chief Compliance Officer or designate and the third party specifically agrees to provide the Chief Compliance Officer with copies of trade confirmations at the same time as they are sent to the employee. In any event, it is the responsibility of each Access Person (other than an Independent Trustee) to instruct their brokers (subsidiaries of Citigroup or otherwise) to provide the Chief Compliance Officer or designate with copies of trade confirmations (or, to the extent permitted by the CGI Policy, to report such person's Securities' transactions to the Chief Compliance Officer or designate directly on at least a quarterly basis not later than ten days after the end of the particular calendar quarter).

          2. An Independent Trustee will be subject to the reporting provisions of this Code only with respect to transactions by the Independent Trustee, directly or indirectly, in Securities as to which the Independent Trustee knows, or in the course of fulfilling his or her official duties as an Independent Trustee should know, that, within the 15-day period before or after the Independent Trustee's transaction in such

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Security, the Trust has purchased or sold, or considered for purchase or sale, such Security. Any such transaction report may include a statement disclaiming the report as an admission of direct or indirect "beneficial ownership". In addition, no report is required if effected for an account over which the Independent Trustee has no direct or indirect influence or control, or which is managed on a discretionary basis by a person other than an the Independent Trustee and as to which the Independent Trustee does not in fact exercise influence or control.

      G.  Applicable Accounts

      The restrictions in II(A)-(F) above apply to accounts in which an Access Person, Investment Person, Portfolio Manager and members of their immediate family have an ownership interest and/or over which they have control.

III.  REPORTING

      Upon employment, each Access Person (other than an Independent Trustee) shall provide a listing of all Securities held by or for such person, as well as the name of any broker or bank with whom the Access Person has an account holding Securities held by or for such person (as is further described in the CGI Policy).

IV.   GIFTS AND ENTERTAINMENT

      Access Persons and close family members are not permitted to accept gifts, loans or preferential treatment from any person doing business with or on behalf of the Trustee or its Adviser. This prohibition does not include occasional business meals which can be reciprocated or gifts of purely nominal value.

V.    SERVICE ON BOARDS OF DIRECTORS

      No Access Person (other than an Independent Trustee) shall serve on the board of directors/trustees of a publicly traded company without compliance with all applicable Trust or CGI policies and the obtaining of all required approvals.

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VI.   ANNUAL CERTIFICATION

      Each Access Person must certify in writing on an annual basis that he or she has received the Trust Code, understands its provisions and agrees to be bound by its terms. Each Access Person must certify annually that he or she has complied with the requirements of this Code and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to its requirements.

VII.  SANCTIONS

      Violations of this Code will be scrutinized carefully by the Trust. The penalty for violation can include dismissal from the Trust and its affiliates.

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


                                   APPENDIX A
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                                        [CITIGROUP alternative investments logo]

                           PERSONAL INVESTMENTS POLICY
                                  MAY 20, 2005


This Personal Investments Policy (the "Policy" or "Policies") applies to all U.S. based full and part time personnel of Citigroup Alternative Investments ("CAI"), ("Covered Persons"). This policy supersedes all earlier versions of the CGI or CAI Personal Investments Policy. While similar policies apply to employees located overseas, such local policies may be more or less stringent depending on local requirements and circumstances.

The purpose of these Policies is to ensure that investment activities by Covered Persons do not intentionally or inadvertently violate applicable laws and regulations, do not give the appearance of inappropriate activity or conflict of interest, and do not interfere with investment activities for corporate or fiduciary portfolios. While these Policies are designed to address both identified and potential conflicts, they cannot possibly be written broadly enough to cover all potential situations. Covered Persons accordingly are expected to adhere not only to the letter, but also the spirit, of these Policies.

Violations of these Policies can not only cause embarrassment, loss of business, fines and other legal restrictions for the covered companies but also can lead to disciplinary action for the persons involved. Upon the occurrence of a violation, the offending employee will receive a written warning. Any violation after a warning will result in notification of the employee's supervisor. Compliance, in conjunction with business management, will have the discretion to assess penalties, which would increase with the severity and/or frequency of the offense. The potential penalties include, but are not limited to, the placement of a written reprimand in the employee's personnel file, the imposition of a fine, the suspension of the right to trade or the suspension or termination of employment.

These Policies are in addition to other applicable Citigroup policies, including policies regarding the treatment of material, non-public information. Covered Persons must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the such person has satisfied all other requirements of these policies.

Information concerning your personal investments will be kept confidential and used only for purposes of administering the Policy and assuring compliance with its requirements. As noted above, supervisors and other appropriate business managers will be informed of violations of these policies.

If you have any questions regarding the application of the Policy, please contact Dennis Shea (212-559-1022) who, together with the General Counsel, will be responsible for its implementation.

I.  Coverage

    A.  Covered Accounts

    In the absence of an exception, this Policy applies to transactions in securities (as defined below) and related financial instruments in "Covered Accounts." A Covered Account is any account (including Individual Retirement Accounts ("IRAs") in which a Covered Person has a financial interest or has the power, directly or indirectly, to make or influence investment decisions. Included within the definition are accounts of (i) a Covered Person's spouse or domestic partner; (ii) a Covered Person's minor children and any other related individuals who reside in the same house with or are financially dependent upon the Covered Person; (iii) any other individual to whose financial support the Covered Person materially contributes; and (iv) any account for which a Covered Person is the trustee or fiduciary or has power of attorney.

    B.  Accounts to be Maintained at Citigroup

    Covered Persons are required to maintain Covered Accounts at broker dealers affiliated with Citigroup. Permission to maintain an account at an unaffiliated broker dealer will be considered in cases involving: 1) accounts required to be maintained at spouse's employer; 2) accounts managed by professional money managers; 3) trust and estate accounts; 4) accounts containing non transferable proprietary products of other broker dealers, and 5) accounts the transfer of which would entail special hardship.

    Requests to maintain an account at another firm based on the above criteria should be directed to Jeremy Valeo, CAI Compliance.

    C. Excluded Accounts

    These policies do not apply to (i) fully discretionary or managed accounts with professional money management organizations where the Covered Person receives portfolio transaction information not more often than monthly*;
    (ii) estate or trust accounts in which a Covered Person has a beneficial interest but no power to affect or ability to influence investment decisions, (iii) accounts at mutual funds that hold only shares of open-end funds purchased directly from that fund company provided that the account does not by its terms allow for the execution of securities or commodities transactions; (iv) certificate of deposit, money market, savings or checking accounts at banks provided that the account does not by its terms allow for the execution of securities transactions; and (v) direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker-dealer provided that the timing and size of the purchases are established by a pre-arranged schedule.



---------------------------------
    * Fully discretionary brokerage accounts generally do not qualify for this exemption because confirmations are delivered promptly after the execution of each transaction. Provided that there is no communication between the broker and the covered person regarding investment decisions prior to execution, however, these accounts will not be subject to pre-clearance or to the 60 day holding period. Compliance with the other rules in Sections IV through VI, including the provision of duplicate trade confirmations and account statements, is still required.


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

    D.   Securities and Related Financial Instruments

    For purposes of this policy, the term "securities" includes stocks, bonds, mutual funds, sovereign debt, debentures and other evidence of indebtedness including senior debt, subordinated debt and investment contracts, commodity contracts, futures and all other derivative instruments such as options, warrants regardless of whether they are privately or publicly traded. However, certain financial instruments that do not present compliance issues are not considered to be "securities" for these purposes and are exceptions to this policy. These excluded instruments are: U.S. government and agency securities, municipal securities, short-term money market instruments, certificates of deposit, commodities and open-end mutual funds, options and futures on broad based stock indices as well as trust securities that replicate broad-based stock indices (ETFs).

II. Basic Rules

    A. No transaction may be completed for a Covered Account if the employee has any material nonpublic information regarding the issuer or an affiliated issuer. Please refer to CAI's Policy on Confidential Information and Chinese Walls for further information about material nonpublic information and your obligations in such a situation.

    B. No transaction may be completed for a Covered Account in any security that is included on a restricted list to which that Covered Account is subject. In addition, no transaction in any security may be completed for a Covered Account that (i) will violate any applicable laws or regulations, (ii) could give the appearance of inappropriate activity or a conflict of interest, or (iii) could disadvantage or interfere with investing or securities trading activities by firm or customer accounts.

              1. Covered Persons whose job functions relate to portfolio investment are prohibited from selling short for Covered Accounts any security or related convertible security owned by the portfolios for which they are responsible. Similarly, buying for Covered Accounts any security or related convertible security sold short by those portfolios is prohibited. Covered Persons are also prohibited from using derivatives to effect economically equivalent transactions.

              2. Transactions for Covered Accounts in any security at any time that transactions of any sort in the security or related convertible security are under consideration for any of the portfolios to which the Covered Person's job function relates are strongly discouraged. Certain black-out periods during which trades in such securities are prohibited apply to Covered Persons whose responsibilities include the management of securities investments for third parties (i.e., select CAI personnel). Those black-out periods are set forth in Section IV.A. of this Policy.

    C. No short-term transaction in any security may be completed for a Covered Account. Securities may only be purchased for investment purposes, and speculative or excessive trading is discouraged.

              1. Covered Persons may not affect the purchase and sale, or short sale and cover, of the same or equivalent securities within 60 calendar days. Securities may be sold, or a short position covered, on the 61st day after the position was established. A hedge is the only offsetting transaction that may be effected within 60 days after the initial transaction is completed.



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


              2. A shorter holding period may be allowed in unusual circumstances to avoid personal hardship with the prior written approval of the Compliance Officer. An exception may be granted when the value of a Covered Person's investment has significantly declined from the original acquisition price. However, this exception will not be granted repeatedly to permit what amounts to speculative short-term trading.

              3. Citigroup securities received as part of a Covered Person's compensation package are exempt from the 60-day holding period. These include CAP shares that have vested and shares received upon the exercise of options whose resale restrictions have expired. Exercises and reloads of Citigroup stock options are also exempt from the 60-day holding period.

    D. Subject to the limitations set forth below, Covered Persons may buy or sell derivative instruments such as individual stock options, options and futures on stock indexes and options and futures on fixed income securities. Except as otherwise provided herein, these transactions must comply with the pre-clearance, 60-day holding period and other restrictions of the Policy.

              1. Subject to the 60-day holding period, Covered Persons may hedge a long stock position by selling calls or purchasing puts on that stock or may hedge a short stock position by purchasing calls on that stock. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

              2. Covered Persons may buy a call option, buy a put option or sell a put option on a stock such persons do not own, but may not sell a call option without owning the underlying common stock. In addition, Covered Persons may not affect a short (or uncovered) sale of a narrow-based stock index option. The foregoing applies to options on common stock other than Citigroup, which is governed by special rules.

    E. The Compliance Officer may grant discretionary exceptions on a case-by-case basis to the general pre-clearance rule, the 60-day holding period or to other elements of this Policy if appropriate under the circumstances. Requests for and approvals of exceptions must be in writing. An approval must be received before it may be acted on.

III. Pre-clearance Rule

    A.   General Rule

              1. Absent an exception, each transaction in any security must receive prior written approval from the Compliance Officer and the transaction must be completed on the same day that approval was obtained. (Note that trades in options on individual stocks, including rollovers, must be pre-cleared).

              2. In order to obtain a pre-clearance, the Covered Person must fill out the trading clearance form, a copy of which is attached as Exhibit A and submit it to the Compliance Officer, who will make a determination as promptly as practicable (usually within ten minutes).




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


              3. The information provided by the Covered Person must include any potential conflicts of interests together with written certification that the transaction will not interfere with the ability of the firm and customers to transact in the security.

    NOTE: Citigroup Private Equity employees must obtain pre-clearance from the CGIV Control Group. For pre-clearance requests call 212-723-3150.


    B.   Exceptions to the Pre-clearance Rule

         There are several automatic exceptions to the general pre-clearance rule for which a separate written exception from the Compliance Officer is not necessary. However, compliance with the other rules in Sections IV through VI below is still required. These automatic exceptions cover the following transactions:

              1. Transactions in closed-end mutual funds not advised by CAI. (Transactions in Citigroup Corporate Loan Fund must be pre-cleared.)

              2. Transactions in company-sponsored stock purchase programs, rights offerings and involuntary situations (such as tendering into a merger).

              3. Municipal securities. (NOTE: Structured Alternative Investments employees are required to pre-clear designated transactions in municipal securities.)

              4. All financial instruments excluded from the term "securities" in section 1C above, i.e., U.S. government and agency securities, municipal securities, short-term money market instruments, certificates of deposit, commodities, open-end mutual funds, options and futures on broad based stock indices as well as trust securities that replicate broad-based stock indices (ETFs).

IV. Other Rules

    A.   Black-Out Periods

         Certain black-out periods apply to Covered Persons whose business units manage securities investments for third parties. For one business day before or after a day on which a third party account managed by a Covered Person's unit buys or sells a security, no Covered Person employed by that unit may buy or sell the security (or a related security). For seven (7) calendar days before or after a day on which a third party account buys or sells a security, no Covered Person who is a portfolio manager for the account may purchase or sell the security (or a related security). Any profits realized on such a trade must be disgorged. Municipal securities are covered by this blackout requirement. Notwithstanding this general blackout requirement, transactions exempt from pre-clearance under this Policy also are exempt from this blackout requirement.

    B.   Initial Public Offerings

         Covered Employees may not purchase equity securities in an Initial Public Offering. However, the participation in an TPO of a close-ended mutual fund is permitted.

    C.   Private Equity/Limited Partnerships/Hedge Funds



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


         Investments in private equity (both directly and indirectly through funds), limited partnerships and hedge funds by Covered Persons of CAI require approval from both the Covered Person's business head and CAI Compliance.

V.  Reporting Process

    A. Promptly upon employment, Covered Persons must certify in writing that they have received a copy of this Policy and have read and understood its provisions. Covered Persons also must provide a listing of all personal holdings of securities that are subject to the pre-clearance requirements of this Policy. The form of certification, which you are required to complete and return, is attached as Exhibit B.

    B. Covered Persons must give written notice to the Compliance Officer prior to opening any Covered Account, including those at a Citigroup broker dealer. Such information should be provided on the form attached as Exhibit C. The firm at which the account is opened must specifically agree to provide the Compliance Officer with copies of trade confirmations at the same time as they are sent to the Covered Person.

    C. Covered Persons must disclose immediately to the Compliance Officer any situation that the Covered Person believes appears to involve a violation of this Policy or of applicable regulatory requirements, or of any inquiry from any self-regulatory, regulatory or governmental agency.

    D. Annually, each Covered Person will be asked to acknowledge receipt of the Policy and any modifications, to update their personal holdings statement, and to certify their compliance with the Policy. The form of certification is attached as Exhibit D.

VI. Transactions in Citigroup Securities

    Unless a Covered Person is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the Covered Person may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.


    A. No Covered Person may engage at any time in any personal transaction in Citigroup securities while in possession of material non-public information relating to Citigroup or its securities. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits, and must be held for at least 60 days. In addition, please note that Covered Persons may not engage in any of the following transactions in Citigroup securities:

              1.   Short sales, other than shorts against the box;

              2. Sales of put and call options, other than selling a call to hedge a long position in deliverable Citigroup common stock;

              3. Purchases of naked puts; (puts may be purchased to hedge a long position in deliverable Citigroup common stock);

              4. Speculative option strategies (i.e., straddles, combinations, spreads);

              5. Any transactions related to the hedging of shares of restricted stock awarded under the Capital Accumulation Program ("CAP").

    B. The number of Citigroup shares that a Covered Person is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the Covered Person has given instructions to purchase the shares of Citigroup. Thus, Covered Persons are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

EXHIBITS

A - Employee Trade Pre-Approval Form
B - Certification of Receipt
C - Account Information
D - Annual Certification

                                                                       EXHIBIT A

                        CITIGROUP ALTERNATIVE INVESTMENTS
                        EMPLOYEE TRADE PRE-APPROVAL FORM

Instructions: FAX COMPLETED FORM TO (212) 783-1158

All employees are required to submit this form to the CAI Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval is effective only on the date granted.

I.  Employee information (Please print)
    ----------------------------------------------------------------------------
    Employee Name:                               Phone Number:
    ----------------------------------------------------------------------------
    Business Unit:
    ----------------------------------------------------------------------------


II. Security Information:

              IPO: |_| Yes |_| No  Private Placement: |_| Yes |_| No

--------------------------------------------------------------------------------------------
                     Security Type -                        If Sale, Date First Acquired.
                       e.g. Common                           (All securities sold must
    Issuer Name        stock, etc.    Ticker    Buy/Sell     have been held for at least
                                                                      60 days.)
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


III. Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described below, to the best of my knowledge, the proposed transactions(s) will not result in a conflict of interest with any portfolio managed by CAI personnel. I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any portfolios managed by CAI personnel. The proposed transaction(s) are consistent with all firm policies regarding employee personnel securities transactions.

Potential Conflicts Disclosure:
                               -------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature
         ---------------------------------------

Date
    --------------------------------------------

--------------------------------------------------------------------------------
For Use By The The Compliance Department;
--------------------------------------------------------------------------------
Are Securities Restricted? |_| Yes |_| No   Pre-approval Granted? |_| Yes |_| No
                                              Reason not granted:
                                                                 ---------------
                                              ----------------------------------
                                              ----------------------------------
Compliance Department Signature:             Date:        Time:
--------------------------------------------------------------------------------

                                                                       EXHIBIT B


--------------------------------------------------------------------------------

CITIGROUP INVESTMENTS LOGO


                                                         Inter-Office Memorandum


TO:  Ms. Melissa Sucaldito
     Citigroup Alternative Investments
     731 Lexington Avenue, 23rd F1.
     New York, NY 10022


I have read the Citigroup Alternative Investments Personal Investment Policy, dated May 20, 2005, and understand the policies and procedures set forth therein that are applicable to me as an employee of Citigroup Alternative Investments. I pledge to adhere to and abide by these policies and procedures. I recognize that my failure to do so is likely to be embarrassing and injurious to my employer. I am also aware that a violation of these policies and procedures may result in disciplinary action by my employer against me, and that such action may include immediate dismissal.

Sincerely,


Signature:                                        Date:
             -----------------------------             -------------------------

Print Name:
             -----------------------------

Title:
             -----------------------------

Department:
             -----------------------------

Date of Hire:
             -----------------------------

                                                                       EXHIBIT C

               EMPLOYEE AND EMPLOYEE-RELATED ACCOUNT INFORMATION

    Employee Name:
                  --------------------------------------------------------------
                                         (Print)

A.   |_| No such brokerage accounts exist.

B. Set forth below is a list of all my existing brokerage accounts. The list includes accounts in my name and in the names of immediate family members who live with me, as well as any other accounts that I control*. Based on the policy and my agreement to comply I will:

     |_| agree to move the accounts to Citigroup within 60 days.

     |_| seek an exemption for the reason listed below.

     |_| affirm that my accounts are in house, and/or 1 have been granted exemption for my outside accounts.

DATE:                                  SIGNATURE:
     ------------------                          ----------------------------

--------------------------------------------------------------------------------

                          Brokerage Account Information

  a.)    Please complete al items listed below.

  Account #1:

        Name of Broker-Dealer:
                                ------------------------------------------------

        Name of Account:
                                ------------------------------------------------

        Account Number:
                                ------------------------------------------------

        Name of Broker:
                                ------------------------------------------------

        Address of Broker:
                                ------------------------------------------------

        Telephone # of Broker:  (  )
                                ------------------------------------------------

  Account #2:

        Name of Broker-Dealer:
                                ------------------------------------------------

        Name of Account:
                                ------------------------------------------------

        Account Number:
                                ------------------------------------------------

        Name of Broker:
                                ------------------------------------------------

        Address of Broker:
                                ------------------------------------------------

        Telephone # of Broker:  (  )
                                ------------------------------------------------


    Request to maintain an investment account outside of Citigroup:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------


----------------------------
* You need NOT list mutual funds, unit investment trusts, money market funds or accounts that are managed solely by a fund manager and where you DO NOT control investment decisions, Also, bank checking and savings accounts need not be included.

                                                                 EXIHIBIT D

                           ANNUAL CERTIFICATION OF CAI

                           PERSONAL INVESTMENTS POLICY

A. I hereby certify that I have read and understand the CAI Personal Investments Policy, dated May 20, 2005, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal securities transactions required to be disclosed or reported under the CAI Personal Investments Policy and have complied during the past year with all of the requirements of such Policy;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the united States, in any state of the United States, or in any other country;

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment advisor, investment company, bank, insurance company or securities or commodities broker or dealer, commodity pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

Print Name:
              ---------------------------

Signatures:
              ---------------------------

Date:
              ---------------------------

                                   Appendix B


                SPECTRUM ASSET MANAGEMENT, INC. - CODE OF ETHICS



                                  January, 2006

                                Table of Contents





I.       Statement of Purpose and General Principles.................1
II.      Definitions.................................................1
III.     Rules for Personal Transactions.............................3
IV.      Personal Securities Transaction Reporting...................5
V.       Sanctions for Violation of the Code of Ethics...............7
VI.      Monitoring of Personal Securities Transactions..............7
VII.     Certification of Compliance with the Code...................9
VIII.    Books and Records to be Maintained..........................9
IX.      Who Do I Contact?...........................................10

          Exhibits...................................................11

I.   Statement of Purpose and General Principles

This Code of Ethics ("Code") is being adopted in compliance with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 of the Investment Company Act of 1940 (the "40 Act" ), to effectuate the purposes and objectives of those rules.

The purpose of the Code is to prevent conflicts of interest which may exist, or appear to exist, when persons associated with Spectrum Asset Management, Inc.
(SAMI):

     - own or engage in transactions involving Securities (as defined below) that are owned or are being purchased or sold or are being considered for purchase or sale for the accounts of clients of SAMI;
     - undertake in other business activities outside of SAMI which may cause, or appear to cause, conflicts of interest.

Central to this Code is the principle that employees of SAMI will adhere to the highest ethical standards and will act in accordance with the following fiduciary principles:

     -    The duty at all times to place the interests of clients first;
     - The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the code of ethics and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;
     - The principle that investment adviser personnel should not take inappropriate advantage of their positions;
     - The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential; and
     - The principle that independence in the investment decision-making process is paramount.

As part of this requirement for high ethical standards, employees are expected to conduct themselves in a manner, which does not:

     -    defraud client's in any way;
     - mislead client's, including making a statement that omits material facts;
     - engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
     -    engage in any manipulative practice with respect to a client; or

     - engage in any manipulative practice with respect to securities, including price manipulation.

II.  Definitions

Security: Shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act, and shall include all fixed income securities, equity securities, securities based on indices, shares, futures, options and limited or private placement securities. (See "Reportable Security")

Access Person: Means any director, officer, or Advisory Person of SAMI. For purposes of the Code, all employees of SAMI are deemed Access Persons.

Advisory Person: means (i) any employee of SAMI (or of any company in a control relationship to SAMI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities (other than Exempt Securities) for an advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of Securities for an advisory client; and (ii) any natural person in a control relationship to SAMI who obtains information concerning recommendations made to an advisory client with regard to the purchase or sale of Securities (other than Exempt Securities) for an advisory client

Being Considered for Purchase or Sale: A Security is being considered for purchase or sale when a Portfolio Manager views the purchase or sale of a Security for a client account as probable. The phrase "purchase or sale of a Security" includes the writing of an option to purchase or sell a Security or the purchase of an option to purchase or sell a Security.

Beneficial Ownership: "Beneficial Ownership" shall be interpreted in the same manner as in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. For example, the term "Beneficial Ownership" encompasses:

     - in addition to Securities in a person's own account(s), Securities owned by members of the person's immediate family (including any relative by blood or marriage living in the employee's household) sharing the same household;
     -    a domestic partner;
     - any account in which he or she has a direct or indirect beneficial interest (such as a trust);
     - a partner's proportionate interest in the portfolio of Securities held by a partnership (e.g. an investment club); and
     - Securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not).

Reportable Fund: Any fund for which SAMI serves as an investment adviser or sub-adviser or any fund whose investment adviser or principal underwriter controls SAMI, is controlled by SAMI, or is under common control with SAMI.

Reportable Security: means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Advisers Act. The term "reportable security" is very broad and includes items you might not ordinarily think of as "securities," such as:

     o    Options on securities, on indexes, and on currencies;
     o    All types of limited partnerships;
     o    Foreign unit trusts and foreign mutual funds; and
     o    Private investment funds, hedge funds, and investment clubs.

     Exempt Securities: The following securities are not included in the definition of reportable security:

     -    Holdings in direct obligations of the Government of the United States;
     - Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
     -    Shares of money market funds;
     -    Shares issued by open-end funds other than reportable funds; and
     - Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

     Exempt Transactions:

     - Open-end investment company shares other than shares of investment companies advised by the firm or its affiliates or sub-advised by the firm;

     - Purchases or sales of direct obligations of the U.S. Government or Government agencies; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     - Purchases or sales affected in any account over which the party has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). Employees will be assumed to have influence or control over transactions in managed accounts they Beneficially Own unless they have certified otherwise in their Initial Holdings Report, Quarterly Transaction and Annual Holdings Reports:

     - Purchases or sales that are non-volitional on the part of either the individual involved or a managed fund or managed account client, for example, securities obtained through inheritance or gift, assignment of options or exercise of an option at expiration;

     - Purchases which are part of an automatic dividend reinvestment plan or similar automatic periodic investment process or when issued pro rata to all holders of a class of securities, such as stock splits, stock dividends or the exercise of rights, warrants or tender offers. However, these transactions should be reported by Access Persons in their Quarterly Transaction and Annual Holdings Reports once acknowledgement of the transaction is received.

III. Rules for Personal Transactions

Transactions in Principal mutual funds, Principal stock, and investments in the
-------------------------------------------------------------------------------
Principal 401k - Must hold for 30 Days
--------------------------------------

The following rule applies to transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k.

The rule is that all purchases in Principal mutual funds, and investments in the Principal 401k must be held for 30 calendar days before being sold. This rule applies no matter if the transaction would result in a profit or a loss. The rule will be applied on a last in first out basis for transactions.

Access Persons are free to undertake transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k without receiving pre-clearance to do so.

Exception: Shares of Principal Financial Group stock (PFG) received as part of Principal's restricted stock unit plan may be sold upon vesting as they are considered a part of Spectrum employee's compensation plan and have been held for longer than a 60 day period. However, Executive Officers of PGI must obtain pre-clearance from PGI in order to sell shares of PFG stock that is received as part of the restricted stock unit plan. Procedures for such pre-clearance are available from PGI's Chief Compliance Officer.

Prohibition On speculative Transactions in Company Securities: Because of the unique potential for abuse of material nonpublic information, it is also Spectrum's policy that the person subject to this policy many not engage in short-term speculative transactions involving trading in Company securities ( Principal mutual funds and Principal stock). Therefore, the following activities with respect to company securities are prohibited:

1. Purchasing Company securities "on margin" (i.e. with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.

2. Short sales (selling stock that is borrowed in anticipation of a drop in price).

3. Trading in put or call options.

Exemption from the 30-day holding period.
-----------------------------------------

Exemption for the sale of Principal Fund shares, stock or investments in the Principal 401k plan, may be made under special circumstances as determined by the Director of Compliance and approved in advance in writing.

Transactions in all Other Securities

Pre-Clearance -
---------------

Section 16 Persons of SAMI Exchange-Traded Funds

Those persons who, by reason of their position with respect to a closed-end exchange-traded fund are designated by the Fund as being subject to the provisions of Section 16 of the Securities Exchange Act of 1934 with respect to that Fund, must pre-clear all common share trades in any closed-end exchange-traded fund for which they serve as a Section 16 officer or director.

Section 16 officers of a closed-end exchange-traded fund may not profit as a result of a purchase and sale, or sale and purchase, of common shares the fund within a period of 6 months, of the same (or equivalent) security.

Spectrum Employees that are subject to affiliate's Code of Ethics

Those Spectrum employees that are subject to an affiliate Code of Ethics must obtain pre-clearance approval for personal trading, if required, by the affiliates Code of Ethics.

Restricted and Prohibited Transactions -
----------------------------------------

The following prohibitions apply to all access persons:

1. Preferred Stock and Common Stock Issued by SAMI clients - Access persons are prohibited from purchasing all preferred securities (whether held by a SAMI client or not) and common stock issued by SAMI clients. In the event that an access person holds preferred securities, common stock that is issued by a SAMI client or common stock of an issuer that is to become a SAMI client, upon coming an access person, the sale of such securities must be pre-approved by the Director of Compliance and one of SAMI's Executive Directors.

2. Initial Public Offerings - Access Persons are prohibited from acquiring any securities in an initial public offering.

3. Private Placements - No Access Person may acquire, directly or indirectly, beneficial ownership in any Security in a private placement transaction without prior approval of the SAMI Director of Compliance. Access persons who have acquired Securities in a private placement transaction must disclose that investment when they play a part in any consideration of an investment in the issuer of the privately placed Security for a client account. In such circumstances, a decision to purchase such Securities for a client account must be subject to an independent review by Investment Personnel or a Portfolio Manager with no personal interest in the issuer.

4. Short-Term Trading - Access Persons who purchase mutual fund shares advised or sub-advised by SAMI are reminded to not engage in short-term trading. Access Persons should retain such Funds for a period of at least 30 days. Redemptions or exchanges of such funds within 30 days of purchase require pre-clearance from SAMI's Director of Compliance and will only be made under special circumstances.

5. Frequent Trading - Access Persons have a fiduciary duty to SAMI clients. The interests of SAMI clients must come before those of any access person. Access Persons are discouraged from frequent personal trading as it may potentially distract from servicing SAMI clients.

6. Acceptance of Gifts - SAMI employees should not accept any gift from any person or entity that does business with or on behalf of a SAMI managed Fund or account. For purposes of this prohibition, "gift" has the same meaning as that express in Rule 2830 of the National Association of Securities Dealers Conduct Rules. Therefore, a gift may not have a market value of more than $100. Employees are not prohibited from accepting non-cash compensation in the way of entertainment, including meals and tickets to cultural and sporting events within certain limits as described in SAMI's Gift and Entertainment Policy.

7. Service as a Director - Access Persons are prohibited from serving on the board of directors of a publicly traded company. Exception will be made only when in the best interest of the firm and its clients. Request for such exception should be made to SAMI's Executive Directors and Director of Compliance. Access Persons servicing as a director of a private company that goes public may be required to resign, either immediately or at the end of the current term.

8. Outside Business Activities - It is important that Access Persons do not undertake other business activities outside of Spectrum Asset Management, Inc. which may cause, or appear to cause, conflicts of interest. All Access Persons must report to the Director of Compliance, all directorships in businesses and other interests in businesses where they either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. The Director of Compliance may deem that the involvement in this additional business is an actual or perceived conflict of interest with the Access Persons current position. In this situation, actions will need to be taken to rectify the conflict. In addition to the annual reporting requirement, an Access Person must also report any change in or additional business interest that may occur during the year.

IV.  Personal Securities Transaction Reporting

Duplicate Confirmations -
-------------------------

All access persons must instruct their broker-dealer to send duplicate confirmations and copies of periodic statements (quarterly reports) of all securities transactions in their accounts, with the exception of those transactions exempt under Section II.

Confirms and periodic statements for accounts holding shares of Principal open-end funds are to be provided to the Director of Compliance with the exception of fund shares purchased directly with Principal, shares purchased via payroll deduction, shares purchased by a systematic purchase plan in Principal Financial Group's Employees' 401(k)/Profit Sharing Plan or shares purchased pursuant to an automatic dividend reinvestment plan.

A form of letter of instruction for broker-dealers to direct the duplicate confirmation is attached as Exhibit A.

Please note that a "broker-dealer" includes both of the following:

A broker or dealer with whom a securities brokerage account is maintained in the employee's name; AND

A broker or dealer who maintains an account for a person whose trades an employee must report as a Beneficial Owner of the securities.

Initial Holdings Report -
-------------------------

Each Access Person must provide an Initial Holdings Report to the Compliance Department listing all securities Beneficially Owned by the Access Person no later than 10 days after he or she becomes an Access Person. The holdings report must be current as of a date not more than 45 days prior to the employee becoming an access person.

The Initial Holdings Report must include the following information:

     o list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;
     o a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;
     o    Include title and exchange ticker symbol or CUSIP number;
     o    type of security;
     o    the number of shares held in each security; and
     o the principal amount (dollar value of initial investment) of each security Beneficially Owned;
     o    The date the report is submitted.

A sample copy is attached as Exhibit B.

Quarterly Securities Transaction Reports -
------------------------------------------

Each Access Person is responsible for reporting to the Director of Compliance transaction reports no later than 30 days after the end of each calendar quarter covering all transactions in covered/reportable securities during the quarter. This quarterly reporting can be either in the form of broker-dealer or bank statements, or in the form of a Quarterly Securities Transaction Report. The Quarterly Transaction Report must contain the following information:

     o the date of each transaction, the title and exchange ticker symbol or CUSIP number and number of shares, and the principal amount of each security involved;
     o the nature of each transaction, that is, purchase, sale or any other type of acquisition or disposition;
     o    the transaction price for each transaction; AND
     o the name of the broker, dealer or bank through whom each transaction was effected;
     o    the date the report was submitted.

If an access person opens a brokerage account during the calendar quarter containing securities held for the direct or indirect benefit of the access person the access person should note the following information in their quarterly securities transaction reports:

     o the name of the broker, dealer or bank with whom the access person established the account;
     o    the date the account was established and

     o    the date the report is submitted.


     A sample copy is attached as Exhibit C.

Annual Holdings Reports -
-------------------------

In addition to the Initial Holdings Report and Quarterly Securities Transaction Reports, each Access Person is required to file an Annual Holdings Report with the Director of Compliance. The personal transaction information submitted should be current as of a date no more than 45 days before the annual report is submitted. Such reports must be filed within 30 days after December 31st.

The Annual Holdings Report must contain the following information:

     o list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;
     o a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;
     o    Include title and exchange ticker symbol or CUSIP number;
     o    type of security;
     o    the number of shares held in each security; and
     o the principal amount (dollar value of initial investment) of each security Beneficially Owned;
     o    The date the report is submitted.

A sample copy is attached as Exhibit D.

Certification to Affiliates Where Spectrum Employees are Subject to Their Code
------------------------------------------------------------------------------
of Ethics -
-----------

Spectrum's CCO, or designee, is responsible to certify to the designated employee of the affiliate, that a Spectrum employee subject to the affiliate's code of ethics is complying with the reporting requirements of Rule 204A-1 of the Investment Adviser Act of 1940. The certification is to be made on a quarterly and annual basis. This does not relieve the Spectrum employee from obtaining pre-clearance for personal trading from the affiliate if required.

V.   Sanctions for Violation of the Code of Ethics

SAMI employees may be subject to sanctions for violations of the specific provisions or the general principles provided by the Code. Violations will be reviewed and sanctions determined by the Executive Directors and Director of Compliance.

Sanctions which may be imposed include -
----------------------------------------

     o    formal warning;
     o    restriction of trading privileges;
     o    disgorgement of trading profits;
     o    fines; AND/OR
     o    suspension or termination of employment.

Sanction Factors -
------------------

The factor that may be considered when determining the appropriate sanctions include, but are not limited to:

     o    the harm to a client's or Fund's interest;
     o    the extent of unjust enrichment;
     o    the frequency of occurrence;
     o the degree to which there is personal benefit from unique knowledge obtained through employment with a Fund, investment adviser or underwriter;
     o    the degree of perception of a conflict of interest;
     o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
     o the level of accurate, honest and timely cooperation from the person subject to the Code.

VI.  Monitoring of Personal Securities Transactions

     The Director of Compliance is responsible for reviewing and monitoring SAMI employee's personal securities transactions and trading patterns to insure compliance with the Code. The Director of Compliance will memorialize such review in writing and report any violations of the Code to the Executive Directors.

     One of SAMI's Executive Directors will review and monitor the personal securities transactions of the Director of Compliance to insure compliance with the Code. Violations of the Code by the Director of Compliance of SAMI will be reported to the Director of Compliance of Principal Global Investors.

     On an annual basis, the Director of Compliance shall prepare a written report to the Executive Directors of Spectrum Asset Management, Inc. that, at a minimum, will include:

     - A certification that Spectrum Asset Management, Inc. has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

          - identification of material violations and sanctions imposed in response to those violations during the past year;

          - a description of issues that arose during the previous year under the Code; and

          - recommendations, if any, as to changes in existing restrictions or procedures based on experience with this Code, evolving industry practices or developments in applicable laws or regulations.

VII. Certification of Compliance with the Code


     Initial - Upon becoming an access person of SAMI, the Director of Compliance will provide the employee with a copy of the Code. The access person will certify in writing that they have (a) received a copy of the code; (b) read and understand all provisions of the code; and (c) agree to comply with the terms of the code.

     Amendments - Amendments to the Code will be reviewed by the Director of Compliance with all access persons. Access persons will certify that they have
(a) received a copy of the amended code; (b) read and understand all provisions of the amended code; and (c) agree to comply with the terms of the code.

     Annual - On an annual basis all access persons must certify that they have read, understood and complied with the code during the prior year.

     A sample copy of the certifications are attached as Exhibit E and F.

VIII. Books and Records to be Maintained

     o A copy of the SAMI's code of ethics adopted and implemented that is in effect, or at any time within the past five years was in effect;
     o A record of any violation of the code of ethics, and of any action taken as a result of the violation;

     o A record of all written acknowledgements as required by the code of ethics for each person who is currently, or within the past five years was, a supervise person of SAMI;
     o A record of each report made by an access person as required by the code of ethics, including any information provided in lieu of such reports;
     o A record of names of person who are currently, or within the past five years were, access persons of SAMI; and
     o A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access person if required, for at least five years after the end of the fiscal year in which the approval is granted.

     All records shall be maintained and preserved in an easily accessible place for a period of not less than five years form the end of the fiscal year during which the last entry was made on such record, the first two in an appropriate office of the investment adviser.

IX.  Who Do I Contact ?

     Responsibility for this Code is vested in the Director of Compliance of Spectrum Asset Management, Inc. However, the responsibility for implementing this code on a day to day basis falls on all SAMI employees and especially staff that are in supervisory and management roles.

     If employees have any queries in relation to how to interpret this Code, or have identified any potential issues or breaches of the Code they should contact one of the compliance personnel listed below.

     The contact list in order of escalation is:

     SAMI Director of Compliance
     Lisa Crossley
     (203) 322-0189
     lcrossley@samipfd.com
     ---------------------

     PGI Chief Compliance Officer

     Barbara McKenzie
     515-362-2800
     McKenzie.Barbara@principal.com
     ------------------------------

     PFG Chief Compliance Officer

     Martha Shepard
     515-235-5812
     Shepard.Martha@principal.com
     ----------------------------

In addition to the above contact staff should remember that they can also utilize the "Whistle Blower" process implemented across the broader Principal Financial Group organization. Staff can find information on this at:

http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm
--------------------------------------------------------------

In addition the Ethics Hotline can be used at 1-866-858-4433 which is staffed 24/7.

Any information passed through the Whistleblower process will remain confidential.

                                    EXHIBIT A

                 FORM OF LETTER OF INSTRUCTION TO BROKER-DEALERS


Date ___________________:



(Broker Name and Address)



Subject:          Account # ______________________



Spectrum Asset Management, Inc., my employer, is a registered investment adviser. You are therefore requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account(s) to:

                  Spectrum Asset Management, Inc.
                  2 High Ridge Park
                  Stamford, CT  06905
                  Attention: Compliance Department

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Lisa Crossley at (203) 322-0189.

Sincerely,




Lisa D. Crossley
Chief Compliance Officer


cc:     Lisa Crossley, Compliance Department

                                    EXHIBIT B

                             INITIAL HOLDINGS REPORT


Pursuant to the SAMI Code of Ethics and Reporting Requirements (the "Code"), each Access Person is required to disclose all personal securities holdings for which he/she has direct or indirect Beneficial Ownership (as defined in the Code), no later than 10 days after becoming a SAMI employee. Transaction and holdings information provided in this report should be dated no more than 45 days prior to the employees hire date.

For purposes of this report, an access person may provide account statements and confirmations if they can insure that they provide complete and accurate data of their holdings information.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.


                                       Number of                                                       Nature of
                                       Shares or        Dollar Amount         Broker/Dealer/          Transaction
                     Date of           Principal              of               Bank through            (Purchase
   Security        Transaction          Amount           Transaction           Whom Effected         Sale, Other)      Price
   --------        -----------          ------           -----------           -------------         ------------      -----






Print Name:     ________________________________________


Signature:      ________________________________________

Date:           ________________________________________

                                    EXHIBIT C

                                  (Page 1 of 2)


                     Personal Securities Transaction Report

                For the Calendar Quarter Ended December 31, 2005

To:      Access Persons

From:    Lisa Crossley, Director of Compliance

SAMI's Code of Ethics and Reporting Requirements (the "Code") requires you, as an Access Person, to report on a quarterly basis your reportable personal securities transactions, other than transactions in exempt securities, during the calendar quarter, including transactions in securities you Beneficially Own (as defined in the Code).

     Please note that transactions on your brokerage statements provided to the SAMI Compliance Department do not need to be separately reported by you each quarter. As long as the Compliance Department is receiving copies of all of your brokerage statements and you had no transactions not reported on such brokerage statements, you have nothing to report on this form.

     Please complete the form and return it to the Compliance Department no later than 30 days after the quarter end.


o I hereby represent that all my reportable personal securities transactions executed during the prior calendar quarter are listed in the monthly statements of the brokerage accounts being furnished to SAMI's Compliance Department and that I have had no other reportable transactions. To the extent I have advised that any of my accounts are managed by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the "Code") have or will exercise any investment discretion over the account.


Signature_________________________________Date_________________________


Print Name_______________________________



o I hereby represent that certain personal securities transactions that took place during the prior calendar quarter are not reflected in the monthly statements of the brokerage accounts and that I have listed such transactions on the attached Personal Securities Transaction Report. To the extent I have advised that any of my accounts are managed by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the "Code") have or will exercise any investment discretion over the account.

Signature___________________________________Date________________________

Print Name_________________________________


                                    EXHIBIT C

                                  (Page 2 of 2)


                     Personal Securities Transaction Report

                For the Calendar Quarter Ended December 31, 2005

Transactions Not Reported on Brokerage Statements/Confirms Provided to SAMI.


     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the "Code"), and which are required to be reported pursuant to the Code.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

                                          Number of                                                    Nature of
                                          Shares or        Dollar Amount       Broker/Dealer/         Transaction
                       Date of            Principal              of             Bank through           (Purchase
    Security         Transaction           Amount           Transaction         Whom Effected        Sale, Other)      Price
    --------         -----------           ------           -----------         -------------        ------------      -----






     Print Name: ________________________________________


     Signature:   ________________________________________

     Date:        ________________________________________


                                    EXHIBIT D

                             ANNUAL HOLDINGS REPORT


Attached to this Report are brokerage statements describing all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the "Code")) as of December 31, ________.

     In addition, during the year ended December 31, _______, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the Code), and which are required to be reported pursuant to the Code and do not appear on the attached statements. Please include transactions and holdings in Princor Mutual Funds, Variable Annuities and Variable Life Insurance products that you may hold at Princor or in your Excess Plan.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

                                          Number of                                                     Nature of
                                          Shares or        Dollar Amount        Broker/Dealer/         Transaction
                       Date of            Principal              of              Bank through           (Purchase
    Security         Transaction           Amount           Transaction          Whom Effected        Sale, Other)     Price
    --------         -----------           ------           -----------          -------------        ------------     -----






Print Name:_______________________

Signature:________________________

Date:_____________________________


                                    EXHIBIT E

                  INITIAL / AMENDED CERTIFICATION OF COMPLIANCE
                 WITH CODE OF ETHICS AND REPORTING REQUIREMENTS


     I certify that I have read and understood SAMI's Code of Ethics and Reporting Requirements (the "Code"), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

     I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

     I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so on an annual basis as long as I am employed with SAMI.






Print Name:_______________________________________

Signature: _______________________________________

Date:      _______________________________________

                                    Exhibit F
                   Principal Financial Group Reportable Funds


American Beacon Funds High Yield Bond Fund
AXA Premier VIP High Yield Bond Portfolio
Builders Fixed Income Fund, Inc.
Diversified Investors Portfolios - Mid Cap Growth Portfolio
Old Mutual Advisor Funds II - Old Mutual Columbus Circle Technology & Communications Portfolio
Old Mutual Insurance Series Fund - Old Mutual Columbus Circle Technology & Communications Portfolio
Principal Investors Funds
Principal Mutual Funds
Principal Variable Contracts Fund
Prudential Select Real Estate Fund
Saratoga Technology & Communications Fund